EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Rentech Announces Results for Fiscal 2009 First Quarter

Company Reaffirms Guidance for Positive Consolidated EBITDA for FY 2009

LOS ANGELES (February 9, 2009) – Rentech, Inc. (NYSE Alternext US: RTK) today announced results for its fiscal 2009 first quarter. The Company also reaffirmed previously provided financial guidance for fiscal year 2009.

For the first quarter of fiscal year 2009, Rentech reported revenue of $50.1 million, compared to $47.5 million for the comparable quarter in the prior year. Rentech reported a net loss applicable to common shareholders of $4.3 million or $0.03 per share for the quarter ended December 31, 2008, which included a $0.06 per share write-down of inventory to market. This compares to a net loss applicable to common shareholders of $23.4 million or $0.14 per share for the comparable period in fiscal year 2008, which included $0.05 per share of non-cash impairment charges.

Rentech continues to project consolidated EBITDA to be positive in fiscal year 2009 and that the Company’s consolidated business plan for fiscal year 2009 can be funded internally by cash generated at its wholly-owned nitrogen fertilizer facility, Rentech Energy Midwest Corporation (REMC). This is a result of Rentech’s continued expectation that EBITDA at REMC will be well in excess of $50 million in fiscal year 2009 due to anticipated strong spring pricing and demand for nitrogen fertilizer products in the Midwest as well as the fact that a significant portion of REMC’s fiscal year’s production has already been presold. The Company’s projected consolidated EBITDA also takes into consideration the effect of cost savings implemented at the corporate level and at the Company’s Product Demonstration Unit (PDU), as well as the fact that construction of the PDU has been completed. EBITDA is a non-GAAP measure. Further explanation of this non-GAAP measure and a computation of REMC’s EBITDA has been included below in this press release.

Revenue for the first quarter of fiscal 2009 was affected by weather and the timing of seasonal fertilizer applications and is not expected to be representative of revenue for the remaining quarters of fiscal 2009. The Company believes that fundamental factors such as forecast corn acreage and pent-up demand for nitrogen fertilizer due to the weather-interrupted fall applications indicate strong demand for nitrogen fertilizer products in the spring 2009 planting season.

Selling, general and administrative (SG&A) expenses were $6.0 million for the first quarter of fiscal year 2009, compared to $8.8 million for the prior year. Research and development (R&D) expenses for the first quarter of fiscal year 2009 were $5.4 million as compared to $16.0 million for the prior year. The decrease was primarily due to the completion of the construction of the PDU in the prior fiscal year. Current period R&D expenses were attributable to costs associated with operating the facility in addition to expenses incurred for work on advanced catalysts, catalyst separation from crude wax, process optimization, and product upgrading.

As of December 31, 2008 Rentech had cash and cash equivalents of $28.9 million on a consolidated basis.

Commenting on the first quarter results for fiscal year 2009, D. Hunt Ramsbottom, President and CEO of Rentech, stated, “We are pleased to already see the benefits of our recent cost reductions. This quarter, SG&A and R&D expenses declined by over 50% from the same quarter the previous year. With this lower level of spending expected to continue in future quarters as well as strong performance from REMC, we believe that our business plan for fiscal year 2009 may be funded by cash generated at REMC.” Mr. Ramsbottom continued, “At a time when most alternative energy companies are in need of liquidity, we are fortunate that we can continue to execute our business plan without the need to access the capital markets.”

Mr. Ramsbottom added, “This year’s business plan includes budgeted development activities for commercial scale renewable and fossil synthetic fuels facilities, research and development to continue advancement of our synthetic fuels technology and scheduled operation of our fully-integrated Product Demonstration Unit. Our recent sale of our synthetic fuels produced from the Rentech Process to the U.S. Air Force is just one demonstration of the progression of our alternative energy business.”

The Company will hold a conference call tomorrow, February 10, at 10:00 a.m. PST during which time Rentech's senior management will review the Company's financial results for this period and provide an update on corporate developments. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing 877-381-6502 or 706-679-9998. An audio webcast of the call will be available at www.rentechinc.com within the News and Events portion of the site under the Webcasts and Presentations section. A replay will be available by audio webcast and teleconference from 1:00 p.m. PST on February 10 through 1:00 p.m. PST on February 17. The replay teleconference will be available by dialing 800-633-8284 or 402-977-9140 and the reservation number 21411562.

RENTECH, INC.
Consolidated Statements of Operations
(Stated in Thousands, Except per Share Data)

	For the Three Months
	Ended December 31,
	2008	2007

Total Revenues	$50,077	$47,460
Cost of Sales	40,416	37,182
Gross Profit	9,661	10,278

Operating Expenses	11,760	33,705
Operating Loss	(2,099)	(23,427)

Total Other Expenses	(2,221)	(10)

Net Loss from Continuing Operations
before Income Taxes	(4,320)	(23,437)
Income tax expense	14	–

Net Loss from Continuing Operations	(4,334)	(23,437)

Gain on sale of discontinued operations	11	23
Net income from discontinued operations	11	23

Net Loss	$(4,323)	$(23,414)

Basic and Diluted Loss per Common Share
Continuing operations	$(0.026)	$(0.143)
Discontinued operations	0.000	0.000
Basic and Diluted Loss per Common Share	$(0.026)	$(0.143)

Basic and Diluted Weighted-Average
Number of Common Shares Outstanding	166,652	164,431

About Rentech, Inc.

Rentech, Inc. (www.rentechinc.com), incorporated in 1981, provides clean energy solutions. The Rentech Process is a patented and proprietary technology that converts synthesis gas from biomass and fossil resources into hydrocarbons that can be processed and upgraded into ultra-clean synthetic fuels, specialty waxes and chemicals. Rentech Energy Midwest Corporation, the Company’s wholly-owned subsidiary, manufactures and sells fertilizer products including ammonia, urea ammonia nitrate, urea granule and urea solution to the corn-belt region.

Disclosure Regarding Non-GAAP Financial Measures

EBITDA is a presentation of “earnings before interest, taxes, depreciation and amortization.” Management believes that EBITDA (a non-GAAP metric) is a useful indicator of the fundamental operating performance of the Company’s fertilizer production facility, Rentech Energy Midwest Corporation (REMC). Management believes that EBITDA can help investors more meaningfully evaluate REMC’s operating performance by eliminating the effect of non-cash expenses and non-operating expenses of interest, taxes and depreciation and amortization. We believe that our investor base regularly uses EBITDA as a measure of the operating performance of REMC’s business. We recommend that investors carefully review the GAAP financial information (including our statement of cash flows) included as part of our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our earnings releases; compare GAAP financial information with the non-GAAP financial results disclosed in our quarterly earnings releases and investor calls, and read the computation below.

Fiscal Year 2009 REMC Projections ($ millions)

Operating Income, well in excess of	$33.1
Depreciation and Amortization	9.0
EBITDA, well in excess of	$50.0

Safe Harbor Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 about matters such as expectations about continued strong demand and pricing for REMC’s products; the ability to execute on the business plan for fiscal year 2009 without the need to access the capital markets; projected EBITDA performances at REMC and Rentech; reductions in expenses and the Company’s positioning in the alternative energy sector. These statements are based on management’s current expectations and actual results may differ materially as a result of various risks and uncertainties. Other factors that could cause actual results to differ from those reflected in the forward-looking statements are set forth in the Company’s prior press releases and periodic public filings with the Securities and Exchange Commission, which are available via Rentech’s web site at www.rentechinc.com. The forward-looking statements in this press release are made as of the date of this press release and Rentech does not undertake to revise or update these forward-looking statements, except to the extent that it is required to do so under applicable law.

For more information

For more information please contact: Julie Dawoodjee, Director of Investor Relations, Rentech, Inc. at 310-571-9800, extension 341, or by email at ir@rentk.com.

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